UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2017

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Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)
______________

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)
On May 23, 2017, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)
The following items of business were voted upon by stockholders at the Annual Meeting:

(i) A proposal to elect the directors listed below for a one year term ending in 2018 or until their successors are duly elected and qualified was approved with the following vote:

Director	For	Against	Withheld	Broker Non-votes
William J. Grubbs	29,353,006	0	330,040	4,748,161
W. Larry Cash	29,095,217	0	587,829	4,748,161
Thomas C. Dircks	29,208,878	0	474,168	4,748,161
Gale Fitzgerald	29,546,512	0	136,534	4,748,161
Richard M. Mastaler	29,549,501	0	133,545	4,748,161
Mark Perlberg	29,547,473	0	135,573	4,748,161
Joseph A. Trunfio, PhD	29,088,710	0	594,336	4,748,161

(ii)
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
34,398,753	29,036	3,418	0

(iii)
The amendment and restatement of the Company’s 2014 Omnibus Incentive Plan was approved as follows:

For	Against	Abstentions	Broker Non-Votes
28,302,785	1,378,369	1,892	4,748,161

(iv)
The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
29,019,916	660,655	2,475	4,748,161

(v)
The frequency periods for future non-binding stockholder advisory votes on the Company’s named executive officer compensation received the votes set forth below:

1 year	2 year	3 year	Abstentions	Broker Non-Votes
25,532,373	47,706	4,100,189	2,778	4,748,161

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: May 24, 2017	By:	/s/ William J. Burns
William J. Burns
EVP & Chief Financial Officer

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